                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 1997

                               SAPIENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

              0-28074                                     04-3130648
      (Commission File Number)                (IRS Employer Identification No.)

   One Memorial Drive,  Cambridge, MA                       02142
(Address of principal executive offices)                  (Zip Code)

                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         On December 15, 1997, Sapient Corporation ("Sapient") acquired all of the outstanding common stock of EXOR Technologies, Inc. ("EXOR") pursuant to a Stock Purchase Agreement ("Purchase Agreement") dated as of December 4, 1997, entered into by and among Sapient and each of the stockholders of EXOR. As a result of this acquisition, EXOR, a Dallas-based corporation engaged in the business of implementing Enterprise Resource Planning (ERP) solutions using Oracle software applications, became a wholly owned subsidiary of Sapient. The acquisition will be accounted for as a "pooling of interests" for financial accounting purposes.

         Sapient issued 305,869 shares of its common stock (the "Purchase Price Shares"), which was valued at $16 million, to the EXOR stockholders as consideration for the EXOR stock. Pursuant to the Purchase Agreement, Sapient has agreed to use its best efforts to register with the Securities and Exchange Commission 45% of the Purchase Price Shares at various times during the next year.

         Sapient expects to incur a one-time charge of approximately $560,000 in the fourth quarter of 1997 for costs relating to the acquisition.

         The terms of the acquisition were determined on the basis of arm's length negotiations. Prior to the execution of the Purchase Agreement, neither Sapient nor any of its affiliates, officers, or directors had any relationship with EXOR.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of EXOR

                  See Index to Financial Statements attached hereto

(b)      Pro Forma Financial Information

                  See Index to Financial Statements attached hereto

(c)      Exhibits

                  See Exhibit Index attached hereto

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SAPIENT CORPORATION



Date: December 22, 1997                  By: /s/ Susan D. Johnson
                                             -------------------------------
                                             Susan D. Johnson
                                             Chief Financial Officer

                                  EXHIBIT INDEX

                                                                        Page No.
(2) Stock Purchase Agreement among Sapient Corporation,
    Carolyn Waygood, Mark Hallman, Boyd Scroggins and
    Charles Waygood, dated as of December 4, 1997, excluding the disclosure schedules thereto (In accordance with SEC rules, certain schedules and exhibits to the Agreement, which are listed in the table of contents to the Agreement, are omitted. Such schedules and exhibits will be furnished supplementally to the SEC upon request.)

                   INDEX TO FINANCIAL STATEMENTS


Independent Auditors' Report                                F-1

EXOR Technologies, Inc. Balance Sheets as of December       F-2
31, 1996 and September 30, 1997 (Unaudited)

EXOR Technologies, Inc. Statements of Operations for the    F-3
year ended December 31, 1996 and the nine-month period ended September 30, 1997 (Unaudited)

EXOR Technologies, Inc. Statements of Stockholders' Equity F-4 for the year ended December 31, 1996 and the nine-months ended September 30, 1997 (Unaudited)

EXOR Technologies, Inc. Statements of Cash Flows for the    F-5
year ended December 31, 1996 and the nine-month period ended September 30, 1997 (Unaudited)

EXOR Technologies, Inc. Notes to Financial Statements       F-6

Pro Forma Condensed Combining Balance Sheet as of           F-11
September 30, 1997

Pro Forma Condensed Combining Statement of Operations       F-12
for the nine-month period ended September 30, 1997

Pro Forma Condensed Combining Statement of Operations       F-13
for the year ended December 31, 1996

Notes to Pro Forma Condensed Combining Financial            F-14
Statements

                          Independent Auditors' Report



To the Shareholders and Board of Directors of Exor Technologies, Inc.:


We have audited the accompanying balance sheet of Exor Technologies, Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exor Technologies, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                                  KPMG Peat Marwick LLP


November 14, 1997
Boston, Massachusetts

                             EXOR TECHNOLOGIES, INC.

                                 Balance Sheets

                    December 31, 1996 and September 30, 1997

                                                                          December 31,       September 30,
                        Assets                                                1996               1997
                      ----------                                          ------------       -------------
                                                                                              (Unaudited)
Current assets:
     Cash                                                                 $    303,380             595,720
     Accounts receivable, net of allowance for doubtful accounts of $0 and $50,000 at December 31, 1996 and September 30,
        1997, respectively                                                     356,239           1,487,539
     Prepaid expenses and other current assets                                  15,672               3,994
     Deferred income taxes                                                     129,487             131,842
                                                                          ------------       -------------
               Total current assets                                            804,778           2,219,095

Property and equipment, net                                                    318,506             428,646
Other assets                                                                     7,000               7,000
                                                                          ------------       -------------

               Total assets                                               $  1,130,284           2,654,741
                                                                          ============       =============

        Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                                     $     22,545              41,757
     Accrued compensation                                                      118,969             270,417
     Accrued expenses                                                             -                250,000
     Current portion of long-term debt                                         117,518              99,285
     Deferred income taxes                                                     142,496             115,778
     Income taxes payable                                                         -                537,353
     Other current liabilities                                                  15,000              15,000
                                                                          ------------       -------------
               Total current liabilities                                       416,528           1,329,590

     Long-term debt                                                            170,583             165,011
                                                                          ------------       -------------
                                                                               587,111           1,494,601

Commitments and contingencies

Stockholders' equity:
     Common stock, $0.10 par value; 50,000 shares authorized;
        10,526 shares issued and outstanding                                     1,053               1,053
     Additional paid-in capital                                                279,947             279,947
     Retained earnings                                                         262,173             879,140
                                                                          ------------       -------------
               Total stockholders' equity                                      543,173           1,160,140
                                                                          ------------       -------------

               Total liabilities and stockholders' equity                 $  1,130,284           2,654,741
                                                                          ============       =============


See accompanying notes to financial statements.

                             EXOR TECHNOLOGIES, INC.

                            Statements of Operations

          Year ended December 31, 1996 and the nine-month period ended
                               September 30, 1997


                                                                      Nine-Month
                                                     Year Ended      Period Ended
                                                    December 31,     September 30,
                                                       1996              1997
                                                    -----------      ------------
                                                                     (Unaudited)
Revenues                                            $ 4,429,441       6,075,571

Operating expenses:
     Project personnel costs                          1,952,409       3,068,604
     Selling and marketing                              122,937         244,912
     General and administrative                       2,523,387       1,595,991
                                                    -----------      ----------
           Total operating expenses                   4,598,733       4,909,507
                                                    -----------      ----------

Operating (loss) income                                (169,292)      1,166,064

Other income (expense):
     Interest expense                                   (39,195)        (42,671)
     Other income                                        45,760           1,854
                                                    -----------      ----------
                                                          6,565         (40,817)
                                                    -----------      ----------

           (Loss) income before income taxes           (162,727)      1,125,247

     Income tax benefit (expense)                        61,587        (508,280)
                                                    -----------      ----------

           Net (loss) income                        $  (101,140)        616,967
                                                    ===========      ==========


See accompanying notes to financial statements.

                             EXOR TECHNOLOGIES, INC.

                       Statements of Stockholders' Equity

          Year ended December 31, 1996 and the nine-month period ended
                               September 30, 1997


                                                Common Stock
                                             ------------------    Additional                      Total
                                             Number of    Par       Paid-In       Retained      Stockholders'
                                              Shares     Value      Capital       Earnings         Equity
                                             ---------   ------    ----------    ---------      ------------
Balance at December 31, 1995                  10,000     $1,000     $ 20,000     $ 363,313      $   384,313
    Issuance of common stock in
      consideration for services
      rendered                                   526         53      259,947          --            260,000

    Net loss                                    --         --           --        (101,140)        (101,140)
                                              ------     ------     --------     ---------      -----------
Balance at December 31, 1996                  10,526      1,053      279,947       262,173          543,173

    Net income                                  --         --           --         616,967          616,967
                                              ------     ------     --------     ---------      -----------
Balance at September 30, 1997 (unaudited)     10,526     $1,053     $279,947     $ 879,140      $ 1,160,140
                                              ======     ======     ========     =========      ===========


See accompanying notes to financial statements.

                             EXOR TECHNOLOGIES, INC.

                            Statements of Cash Flows

          Year ended December 31, 1996 and the nine-month period ended
                               September 30, 1997


                                                                                                 Nine-Month
                                                                                  Year Ended    Period Ended
                                                                                 December 31,   September 30,
                                                                                    1996            1997
                                                                                 -----------    ------------
                                                                                                 (Unaudited)
Cash flows from operating activities:
     Net (loss) income                                                            $(101,140)        616,967
     Adjustments to reconcile net loss to net cash
        provided by operating activities:
           Stock compensation                                                       260,000            --
           Depreciation and amortization                                            154,684         108,000
           Allowance for doubtful accounts                                             --            50,000
           Deferred income taxes                                                    (73,864)        (29,073)
           Changes in operating assets and liabilities:
               Accounts receivable                                                  (49,501)     (1,181,300)
               Prepaid expenses and other assets                                     16,409          11,678
               Accounts payable and accrued expenses                                138,397         958,013
               Advances from customers                                              (50,000)           --
                                                                                  ---------      ----------
                     Net cash provided by operating activities                      294,985         534,285
                                                                                  ---------      ----------
Cash flows from investing activities:
     Purchase of property and equipment                                             (37,477)       (153,807)
                                                                                  ---------      ----------

               Net cash used in investing activities                                (37,477)       (153,807)
                                                                                  ---------      ----------

Cash flows from financing activities:
     Principal payments under capital lease obligations                             (83,000)        (88,138)
                                                                                  ---------      ----------
               Net cash used in financing activities                                (83,000)        (88,138)
                                                                                  ---------      ----------

Net increase in cash                                                                174,508         292,340

Cash at beginning of period                                                         128,872         303,380
                                                                                  ---------      ----------

Cash at end of period                                                             $ 303,380         595,720
                                                                                  =========      ==========
Supplemental disclosure of cash flow information:
   Cash paid during the period for:
        Interest                                                                  $  41,619          42,671
                                                                                  =========      ==========

        Taxes                                                                     $   1,983            --
                                                                                  =========      ==========

     Non-cash transaction:
        Capital lease obligations assumed for property and equipment              $ 103,656          64,333
                                                                                  =========      ==========


See accompanying notes to financial statements.

                            EXOR TECHNOLOGIES, INC.

                          Notes to Financial Statements

                                December 31, 1996


(1)    THE COMPANY

       Exor Technologies, Inc. (the "Company") is a professional services firm that offers consulting services related to the implementation, customization, and enhancement of enterprise based computing systems. The Company provides services generally to customers in the United States.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a) Basis of Presentation

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       (b) Property and Equipment

       Property and equipment are stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the assets as follows:

                    Computer software                                  3 years
                    Computer equipment and automobiles                 5 years
                    Furniture and fixtures                             7 years

       (c) Income Taxes

       The Company, a cash-basis tax payer, accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which those temporary differences are expected to be recovered or settled.

       (d) Revenue Recognition

       The Company recognizes revenue from consulting services as services are provided.

(3)    PROPERTY AND EQUIPMENT

       Property and equipment consists of the following at December 31, 1996:

           Computer software                                     $   175,071
           Computer equipment                                        321,475
           Automobiles                                                29,171
           Furniture and fixtures                                    172,582
                                                                 -----------
                                                                     698,299

           Less accumulated depreciation                            (379,793)
                                                                 -----------
                                                                 $   318,506
                                                                 ===========

                             EXOR TECHNOLOGIES, INC.

                          Notes to Financial Statements


       Substantially all of the Company's property and equipment is financed under capital lease obligations. Amortization of such assets is recorded over the useful lives of the assets consistent with the Company's depreciation policy for owned assets.

(4)    INCOME TAXES

       The income tax benefit for the year ended December 31, 1996 consists of the following:

           Federal expense, current                              $ (12,277)
           Federal benefit, deferred                                73,864
                                                                 ---------

                  Income tax benefit                             $  61,587
                                                                 =========

       At December 31, 1996, deferred income tax assets and liabilities resulted from reporting differences in the recognition of income and expense for tax and financial reporting purposes. The sources and tax effects of these temporary differences are as follows at December 31, 1996:

           Deferred tax assets:
                Stock compensation                               $   104,000
                Capitalized interest                                  16,714
                Accounts payable                                       8,773
                                                                 -----------
                      Total gross deferred tax assets                129,487

           Deferred tax liabilities:
                Accounts receivable                                 (142,496)
                                                                 -----------
                      Total gross deferred tax liabilities          (142,496)
                                                                 -----------
                      Net deferred income taxes                  $   (13,009)
                                                                 ===========

       In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the fact that the Company has significant taxable income in the federal carryback period and anticipates sufficient future taxable income over the periods which deferred tax assets are deductible, the realization of deferred tax assets for federal and state income tax purposes appears more likely than not.

(5)    STOCKHOLDERS' EQUITY

       During 1996, the Company issued 526 shares of common stock to an officer of the Company as additional consideration for services rendered. The grant date fair value of the shares was determined to be $260,000 and was recorded as compensation expense in the accompanying statement of operations.

                             EXOR TECHNOLOGIES, INC.

                          Notes to Financial Statements


(6)    COMMITMENTS AND CONTINGENCIES

       The Company has obligations under capital leases for computer and office equipment and furniture. The Company finances its office space and certain automobiles under operating leases. Obligations under capital and operating leases are as follows at December 31, 1996:

                                                                         Capital      Operating
                                                                        ----------    ---------
           1997                                                         $  159,365      97,036
           1998                                                            127,168      85,455
           1999                                                             35,277      56,970
           2000                                                             25,720        --
                                                                        ----------    --------

                  Total future minimum lease payments                   $  347,530     239,461
                                                                        ----------    ========

           Less interest                                                    59,429
                                                                        ----------
                  Present value of minimum lease payments                  288,101

           Less current portion                                            117,518
                                                                        ----------
                  Present value of minimum lease payments, net of
                     current portion                                    $  170,583
                                                                        ==========

       Rent expense under operating leases amounted to approximately $110,000 for the year ended December 31, 1996.

(7)    RELATED PARTY TRANSACTIONS

       The Company utilizes legal services of a member of the Board of Directors who is also a relative of the President of the Company. Legal fees paid to this individual were approximately $83,000 for the year ended December 31, 1996.

       The Company is indebted to a member of the Board of Directors in the form of a promissory note. The balance outstanding at December 31, 1996 was $15,000 and is recorded as other liabilities in the accompanying balance sheet.

(8)    EMPLOYEE BENEFIT PLAN

       The Company has established a defined contribution plan under Section
           401(k) of the Internal Revenue Code (the "Plan"). All full-time employees are eligible to participate in the Plan. The Company may make a discretionary profit-sharing contribution annually. Company contributions charged to operations for the year ended December 31, 1996 were approximately $119,000.

                             EXOR TECHNOLOGIES, INC.

                          Notes to Financial Statements


(9)    SIGNIFICANT CUSTOMERS

       At December 31, 1996, and for the year then ended, the following customers accounted for greater than 10% of revenues and accounts receivable, respectively:

                               Revenues for the              Accounts Receivable
                                  Year Ended                   at December 31,
                               December 31,1996                     1996
                               ----------------              -------------------
           Customer A                 28%                            -
           Customer B                 27%                           15%
           Customer C                 11%                           17%
           Customer D                  -                            17%
           Customer E                  -                            17%
           Customer F                  -                            21%

(10) SUBSEQUENT EVENTS

       (a) Rental of additional office space

       In August 1997, the Company entered into an operating lease agreement for additional office space adjacent to its existing offices. During 1997, the Company plans to spend approximately $386,000 for furniture and fixtures and office equipment to furnish this additional space.

       (b) Line of credit agreement

       In May 1997, the Company entered into a $300,000 revolving line of credit agreement with a bank. The maximum amount available under the line is determined as the greater of 80% of the Company's trade accounts receivable or $300,000. Interest is charged at the bank's prime rate plus 0.5%. The agreement terminates in May 1998.

       (c) Acquisition of Company

       On October 10, 1997, the Company entered into a Letter of Intent to be acquired by Sapient Corporation ("Sapient"), an information technology application and solution provider. The transaction will be accounted for as a pooling of interests and will be effected through the exchange of all of the outstanding common stock of the Company for the number of shares of common stock of Sapient which equate to $16,000,000.

The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Sapient Corporation ("Sapient") of all of the outstanding common stock of EXOR Technologies, Inc. ("Exor"). This acquisition will be accounted for using the pooling-of-interests method of accounting. The unaudited pro forma condensed combined financial statements give effect to the issuance of common stock by Sapient to the shareholders of Exor as well as the estimated transaction costs incurred in connection with the acquisition. These statements are based on the historical financial statements of Sapient and Exor and the estimates and assumptions noted in the unaudited condensed combined financial statements and the footnotes thereto.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on September 30, 1997. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1996 and the nine-month period ended September 30, 1997 give effect to the acquisition as if it had occurred on January 1, 1996.

     The pro forma adjustments are based upon preliminary estimates, currently available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein are not necessarily indicative of the results the Company would have obtained had such events occurred on January 1, 1996, as assumed, or the future results of the Company. The unaudited pro forma condensed combined financial statements should be read in conjunction with the other financial statements and notes thereto included in the Sapient Form 10-K for the year ended December 31, 1996 as filed with the Securities and Exchange Commission on March 31, 1997.

                   PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               SEPTEMBER 30, 1997
                                   (IN 000'S)

                                                        Sapient      Exor      Adj.     Combined
                                                        -------     ------     ----     --------
Current assets:
   Cash and cash equivalents                            $38,783     $  596     (560)(1)  $38,819
   Short-term investments                                18,519       --       --         18,519
   Accounts receivable, net                              21,040      1,487     --         22,527
   Other current assets                                   1,227        137     --          1,364
                                                        -------     ------     ----      -------
         Total current assets                            79,569      2,220     (560)      81,229

Other assets                                              5,054        436     --          5,490
                                                        -------     ------     ----      -------

         Total assets                                   $84,623     $2,656     (560)     $86,719
                                                        =======     ======     ====      =======


Current liabilities:
   Accounts payable and accrued expenses                $ 4,379     $  562     --        $ 4,941
   Other current liabilities                              2,351        768     --          3,119
                                                        -------     ------     ----      -------
         Total current liabilities                        6,730      1,330     --          8,060

Other liabilities                                         2,224        165     --          2,389

Commitments and contingencies

Stockholders equity
   Common stock                                             116          1        3 (2)      120
   Additional paid-in-capital                            55,390        280       (3)(2)   55,667
   Retained earnings                                     20,163        880     (560)(1)   20,483
                                                        -------     ------     ----      -------
         Total stockholders' equity                      75,669      1,161     (560)      76,270
                                                        -------     ------     ----      -------

         Total liabilities and stockholders' equity     $84,623     $2,656     (560)     $86,719
                                                        =======     ======     ====      =======


(1) To adjust for estimated transaction costs of $560,000.

(2) To adjust for the issuance of 305,869 shares of common stock in the transaction.



The accompanying notes are an integral part of the Pro Forma Condensed
                        Combining Financial Statements.

              PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                   NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997
                                   (IN 000'S)

                                     Sapient      Exor      Combined
                                     -------     ------     --------
Revenues                              57,319      6,076      63,395

Operating expenses
   Project personnel costs            27,751      3,068      30,819
   Selling and marketing               3,558        245       3,803
   General and administrative         14,029      1,597      15,626
                                      ------     ------      ------
         Total operating expenses     45,338      4,910      50,248


Operating income                      11,981      1,166      13,147

Other income (expense)                 1,613        (41)      1,572
                                      ------     ------      ------

Income before income taxes            13,594      1,125      14,719

Income tax expense                     5,089        508       5,597
                                      ------     ------      ------

Net income                             8,505        617       9,122
                                      ======     ======      ======

Net income per share                     .67                    .70
                                      ======                 ======

Weighted Average Shares Outstanding   12,653                 12,959
                                      ======                 ======



The accompanying notes are an integral part of the Pro Forma Condensed
                         Combining Financial Statements.

              PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                   (IN 000'S)

                                     Sapient      Exor       Adj.     Combined
                                     -------     ------      ----     --------
Revenues                              44,580      4,429      --        49,009

Operating expenses
   Project personnel costs            21,033      1,952      --        22,985
   Selling and marketing               2,299        123      --         2,422
   General and administrative         11,770      2,523      (750)(1)  13,543
                                      ------     ------      ----      ------
         Total operating expenses     35,102      4,598      (750)     38,950
                                      ------     ------      ----      ------

Operating income (loss)                9,478       (169)      750      10,059

Other income                           1,091          6      --         1,097
                                      ------     ------      ----      ------

Income (loss) before income taxes     10,569       (163)      750      11,156

Income tax expense (benefit)           3,998        (62)      285 (1)   4,221
                                      ------     ------      ----      ------

Net income (loss)                      6,571       (101)      465       6,935
                                      ======     ======      ====      ======

Net income (loss) per share              .56                              .57
                                      ======                           ======

Weighted average common shares
  outstanding                         11,772                           12,078
                                      ======                           ======

(1) To adjust 1996 compensation paid to principles of Exor to reflect their expected future compensation based on employment agreements.



The accompanying notes are an integral part of the Pro Forma Condensed
                         Combining Financial Statements.

          Notes to Pro Forma Condensed Combining Financial Statements

Notes:

1. The financial statements of both Sapient and Exor have been prepared and are presented in conformity with generally accepted accounting principles.

2. There have been no intercompany transactions between the companies.

3. The earnings per share have been calculated as if the business combination had occurred as a pooling of interests at the beginning of each of the periods presented.